[logo - American Funds®]	AMCAP Fund, Inc. 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CLAUDIA P. HUNTINGTON, President and Principal Executive Officer, and KARL C. GRAUMAN, Treasurer and Principal Financial Officer of AMCAP Fund, Inc. (the "Registrant"), each certify to the best of her or his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended August 31, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMCAP FUND, INC.	AMCAP FUND, INC.

/s/ Claudia P. Huntington	/s/ Karl C. Grauman
Claudia P. Huntington, President	Karl C. Grauman, Treasurer

Date: November 8, 2006	Date: November 8, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMCAP FUND, INC. and will be retained by AMCAP FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.